                      SECURITIES AND EXCHANGE COMMISSION
                                     FORM 8-K
                                  CURRENT REPORT


                      PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                        Date of Report:   October 29, 1997

                        TELEPORT COMMUNICATIONS GROUP INC.


                                     0-20913
                                    --------
                             (Commission File Number)

                                   13-3173139
                                   ----------
                       (IRS Employer Identification Number)

                                    Delaware
                                    --------
                              State of Incorporation

        437 Ridge Road, Executive Building 3, Dayton, New Jersey, 08810
        ---------------------------------------------------------------
                    (Address of principal executive offices)

                                 (732) 392-2000
                                ---------------
               (Registrant's telephone number, including area code)

Item 5. Other Events
THE REGISTRANT ISSUED THE FOLLOWING PRESS RELEASE ON OCTOBER 29, 1997

TELEPORT COMMUNICATIONS GROUP  INC. (TCG)  REPORTED THIRD QUARTER 1997 RESULTS:
DELIVERING A RECORD 81% GROWTH RATE FOR REVENUES AT $131.4 MILLION. EBITDA GREW 281% TO $11.8 MILLION

DAYTON, N.J. OCTOBER 29, 1997

Teleport Communications Group Inc (Nasdaq/NM:TCGI) reported revenues for the third quarter ended September 30, 1997 of $131.4 million, a record growth rate of 81% compared to the same period in 1996. Third quarter 1997 EBITDA (earnings before interest, taxes, depreciation, amortization, minority interest and equity in losses of unconsolidated affiliates) was $11.8 million, an
increase of  281% from  the  third quarter 1996.   EBITDA margin was 9.0% of
revenues, which was more than double the 4.3% for the same period in 1996.

Annualized monthly recurring revenue for September 1997 was $534.9 million, an increase of 89% over the same period in 1996.

Revenues for nine months ended September 30, 1997 were $343.9 million, a 75% increase from the same period in 1996. EBITDA for nine months ended September 30, 1997 was $26.6 million, which was more than four times the $6.4 million for the same period last year.
                                    Three months ended         Nine months ended
($ in millions)                      9/30/97    9/30/96       9/30/97   9/30/96
                                    --------   --------      --------   --------
Revenues                            $  131.4  $  72.7        $  343.9   $  196.0
EBITDA                              $   11.8  $   3.1        $   26.6   $    6.4

Note: All results (financial and operational) presented in this release which include results from the first six months of 1996 are presented on a pro forma basis to reflect the Reorganization, described in TCG's Annual Report on Form 10-K for the year ended December 31, 1996.


REVENUE MIX:
------------

TCG's third quarter 1997 switched services revenue year over year growth rate
was the highest reported in 1997.   The TCG sales force continues to produce
consistent, high quality sales and penetrate the switched services market in
large existing markets as well as recently constructed markets.   Year over
year, switched services revenues grew 109% from third quarter 1996 and,
sequentially,  switched services increased 22% from second quarter 1997.   With
the higher than expected growth in this line of business, switched services revenues are now 46% of total revenues compared to 43% last quarter and 40% a year ago in 1996.

TCG installed a new record of  46,862 additional access lines for switched
services in the third quarter 1997.   Total access lines in service at the end
of the third quarter 1997 were 249,504, which was an increase of 123,415 lines or 98% from third quarter 1996.

Voice grade equivalents (VGEs) measures the capacity of all circuits in service and, at the end of the third quarter 1997, VGEs totaled 6.28 million compared to
3.71 million VGEs in service a year ago. Minutes of use billed in the third quarter 1997 were at an annualized run rate of 7.31 billion compared to 6.29 billion last quarter and 2.75 billion for the third quarter 1996.

Internet and enhanced data service revenues continue to grow at triple digit rates, with year over year growth at 343% and sequential quarterly growth at 24%. Internet and enhanced data are now 4.7% of total revenues for the quarter ended September 30, 1997 compared to 1.9% for the same period in 1996.

TCG continues to successfully penetrate the data market, and at the end of the third quarter 1997, high speed data circuits serviced totaled 669, which was more than double the 304 high speed data circuits at the end of the third quarter 1996.



NEW SERVICES:
-------------

In August 1997, TCG commenced offering a full service long distance calling card targeted to business customers, called TCG PrimeCard/sm/. On September 15, 1997, TCG announced a general long distance service offering packaged with its existing local services in 48 metropolitan areas, called TCG PrimeDistance/sm/ Service.



NETWORK EXPANSION:
-----------------

For the third quarter of 1997, capital expenditures totaled $118.0 million and
year to date capital expenditures totaled $335.6 million.   Capital expenditures
continue to be allocated between a mix of broadening the network infrastructure for the existing markets and building new backbone networks in new markets. During the third quarter 1997, TCG added 810 new fiber optic route miles, which brings total route miles to 8,680 miles. Route miles have increased 1,936 miles or 29% from year end 1996. Equally important, 358 on-net buildings were added during the third quarter 1997, which brings the total number of on-net buildings
to 4,281.   During the first nine months of 1997, TCG added 1,432 on-net buildings. Total buildings served were 12,328, an increase of 59% in the nine months. The following is a comparison of TCG's network statistics at the end of the third quarter 1997 versus year-end 1996:

                                      9/30/97    12/31/96  Increase
                                    ---------   ---------  ---------
Route Miles                             8,680       6,744      1,936
Fiber Miles                           460,285     346,039    114,246
Voice-Grade Equivalents             6,281,114   4,428,770  1,852,344
Buildings:               On-net         4,281*      2,849      1,432*
                         Off-net        8,047       4,896      3,151
                         ---------  ---------   ---------  ---------
Total Buildings                        12,328       7,745      4,583
Local Serving Offices                     127         102         25
Digital Voice Switches Installed           33          25          8
High Speed Data circuits                  669         414        255
*  Includes BizTel


During the third quarter 1997, a new switch was installed in each of the following three cities to offer switched services: Portland (Oregon), Nashville and Cleveland.

OPERATING RESULTS:
------------------

"Third quarter 1997 EBITDA margin at 9.0% was an excellent and consistent progression from the 7.5% level in the second quarter 1997," said Bob Annunziata, TCG's Chairman and CEO. "It was more than double the 4.3% EBITDA margin in the third quarter 1996. The improvements in EBITDA continue to reflect the leverage of TCG's fixed cost network." Operating expenses were 57.2% of revenues in the third quarter 1997 compared to 58.4% in the second quarter 1997 and 60.1% in the third quarter 1996. These improvements reflect the financial benefits from increasing economies of scale, more streamlined operating protocols, and increased levels of higher margin valued added services.

TCG continued to grow and train a larger and more productive sales force. Total sales and marketing employees at the end of the third quarter 1997 were 643 compared to 595 at the end of the second quarter. Even with the investment in sales and marketing for the new long distance initiatives, selling, general and administrative expenses were kept at 33.9% of revenues, consistent with historical levels.

At the end of the third quarter 1997,  total employees were 2,899, an increase
of   57%  from a year ago.

The net loss for the third quarter of 1997 was $53.8 million or $0.32 per share versus $33.7 million or $0.21 per share in the third quarter of 1996. Third quarter 1997 EBITDA increased by $8.7 million over the same period in 1996 but was more than offset by increases in interest, depreciation and amortization.

RECENT DEVELOPMENTS:
--------------------

On October 29, TCG completed its previously announced acquisition of BizTel Communications, Inc., a holder of licenses to provide 38 GHz broadband point-to-point wireless links in over 200 markets across the nation including 95 of the largest 100 markets. TCG will use BizTel's services to connect customers to TCG's fiber optic networks, to provide network redundancy and diverse routing, or to supply stand-alone services in markets where TCG does not have fiber optic networks. TCG executed its option to acquire the 50.1% equity interest in BizTel not owned by the company in exchange for 1,667,631 shares of TCG Class A common stock.




TCG is the nation's first and largest provider of competitive local telecommunications services, using both fiber-optic and broadband wireless services, for information-intensive businesses in 57 major markets. With the completion of eight new networks, TCG will serve 65 major markets with an array of advanced voice, data, video and Internet services. Visit TCG on the World Wide Web at: www.tcg.com.



This press release, other than historical financial information contains forward-looking statements that involve risks and uncertainties detailed in the Company's SEC reports and registration statements. Actual results may vary materially.

                       TELEPORT COMMUNICATIONS GROUP INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)

($ in millions, except EPS)

                                                  Three Months Ended
                                                      September 30

                                                      1997         1996
                                                      ----         ----
Revenue                                              $131.4       $ 72.7
Expenses:
    Operating                                          75.1         43.6
    Selling, Gen, & Admin.                             44.5         26.0
    Depreciation/Amort.                                40.4         25.0
                                                     ------       ------
Operating Loss                                        (28.6)       (21.9)
Interest Income                                         6.3         14.7
Interest Expense                                      (30.7)       (26.8)
Minority Interest                                       0.0          1.3
Equity in Losses of Unconsol. Affiliates             (  0.4)        (0.3)
                                                     ------       ------
Loss Before Taxes                                     (53.4)       (33.0)
Income Tax Provision                                  ( 0.4)        (0.7)
                                                     ------       ------
Net Loss                                             $(53.8)      $(33.7)
                                                     ======       ======

EBITDA                                               $ 11.8       $  3.1
EPS                                                  $( .32)      $( .21)
Weighted Avg. Shares  (millions)                      165.5        158.9

                       TELEPORT COMMUNICATIONS GROUP INC.
                            STATEMENTS OF OPERATIONS
                        ( Unaudited with Pro forma 1996)

($ in millions, except EPS)
                                                        Nine Months Ended
                                                          September 30
                                                       1997          1996*
                                                       ----          -----
Revenue                                              $ 343.9        $ 196.0
Expenses:
    Operating                                          200.0          120.8
    Selling, Gen, & Admin.                             117.3           68.8
    Depreciation/Amort.                                107.4           68.9
                                                     -------        -------
Operating Loss                                         (80.8)        ( 62.5)
Interest Income                                         24.3           16.3
Interest Expense                                       (88.9)        ( 37.8)
Minority Interest                                        0.0            3.4
Equity in Losses of Unconsol. Affiliates              (  3.2)          (0.9)
                                                     -------        -------
Loss Before Taxes                                     (148.6)         (81.5)
Income Tax Provision                                   ( 1.5)         ( 1.5)
                                                     -------        -------
Net Loss                                             $(150.1)       $ (83.0)
                                                     =======        =======

EBITDA                                               $  26.6        $   6.4
EPS                                                  $ ( .92)       $ ( .59)
Weighted Avg. Shares  (millions)                       164.1          140.9



* All results (financial and operational) presented in this release which include results from the first six months of 1996 are presented on a pro forma basis to reflect the Reorganization, described in TCG's Annual Report on Form 10-K for the year ended December 31, 1996

                       TELEPORT COMMUNICATIONS GROUP INC.
                            STATEMENTS OF OPERATIONS
                          ( Unaudited with  GAAP 1996)

($ in millions, except EPS)

                                                    Nine Months Ended
                                                     September 30
                                                 Consolidated      Combined
                                                      1997           1996
                                                      ----           ----
Revenue                                             $ 343.9       $ 180.3
Expenses:
    Operating                                         200.0         106.0
    Selling, Gen, & Admin.                            117.3          55.4
    Depreciation/Amort.                               107.4          52.0
                                                    -------       -------
Operating Loss                                        (80.8)        (33.1)
Interest Income                                        24.3          17.3
Interest Expense                                      (88.9)        (44.4)
Minority Interest                                       0.0           2.2
Equity in Losses of Unconsol. Affiliates             (  3.2)        (12.6)
                                                    -------       -------
Loss Before Taxes                                    (148.6)        (70.6)
Income Tax Provision                                  ( 1.5)        ( 1.5)
                                                    -------       -------
Net Loss                                            $(150.1)      $( 72.1)
                                                    =======       =======

EPS                                                 $ ( .92)      $ ( .72)
Weighted Avg. Shares  (millions)                      164.1         100.2

SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf of the undersigned, thereunto authorized.


TELEPORT COMMUNICATIONS GROUP INC.


                                       /s/ Maria Terranova-Evans
Dated: November 4, 1997           By: __________________________
                            Name:      Maria Terranova-Evans
                            Title:     Vice President and Controller
                                      (Principal Accounting Officer)